EXHIBIT 23





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                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Surgical Laser Technologies, Inc.:

As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated February 7, 1996. It should be noted that we have not audited any financial statements of the Company subsequent to February 7, 1996, or performed any audit procedures subsequent to the date of our report.

                                                      ARTHUR ANDERSEN LLP

Philadelphia, Pa.
  March 29, 1996







                                     - 69 -

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                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Surgical Laser Technologies, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements File Nos. 33-32835, 33-38748, 33-42451, 33-49730 and
33-83074.

                                                      ARTHUR ANDERSEN LLP

Philadelphia, Pa.
  March 29, 1996




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                                   EXHIBIT 27

                                     - 71 -

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